EXHIBIT 10.3
                         REYNOLDS, SMITH AND HILLS, INC.
               AMENDED AND RESTATED 1991 EMPLOYEE STOCK BONUS PLAN

         SECTION 1. Purpose. The purpose of this REYNOLDS, SMITH AND HILLS, INC. AMENDED AND RESTATED 1991 EMPLOYEE STOCK BONUS PLAN (the "Plan") is to reward outstanding service and to attract and retain persons of ability as employees of Reynolds, Smith and Hills, Inc., a Florida corporation (the "Company") and each "subsidiary corporation" of the Company (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and hereinafter referred to as a "Subsidiary") for which participation in this Plan has been authorized (under Section 4 hereof) in order to encourage them to remain in the employ of the Company and each such Subsidiary.

         SECTION 2. Stock. The number of shares of the Company's stock which may be awarded as a bonus to eligible employee participants under this Plan shall be an aggregate number of Fifty Thousand (50,000) shares of the authorized but unissued One Cent ($0.01) par value common stock of the Company ("Stock") or issued Stock that has been reacquired by the Company.

         SECTION 3. Administration.

         (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations (which shall be sufficiently evidenced if set forth in any written action of the Board or in any written stock option agreement) and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable.

         (b) The Board also is authorized to delegate to a committee of its members (the "Committee") or to any officer of the Company any or all of its authority under this Plan, including any or all of its rights or obligations hereunder. If the Board delegates its authority to the Committee, a majority of the members of the Committee (or, if less than three (3), all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

         (c) The Board shall interpret and construe the Plan and such interpretations and constructions by the Board of any provision of this Plan shall be final and binding on all employees, eligible employees, participants and on any person making a claim based on the rights, if any, of any such person under this Plan.

         SECTION 4. Eligible Employees. The Board shall determine and designate from time to time those eligible employees of the Company and of each Subsidiary to whom a bonus, in the form of Stock, is to be paid.


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         SECTION  5.  Amount of Stock  Bonus.  The  Board  shall  determine  and designate the number of shares of Stock to be awarded as a bonus to any particular eligible employee (a "Participant").

         SECTION 6. Delivery. Stock granted as a bonus under this Plan shall be delivered to a Participant registered in the name of the Participant or, if the Participant so directs in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law as promptly as practicable after the grant of any bonus.

         SECTION 7. Designation of Beneficiary. A Participant shall designate a beneficiary who is to receive the Stock, if any, to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him of such Stock. Such designation may be revised at any time by the Participant. Such revised designation shall be effective at such time as such is filed with the Board. The Company shall deliver such Stock, if any, to a deceased Participant's beneficiary upon a determination by the Board that such delivery is appropriate under the circumstances. In the event of the death of a Participant who failed to so designate a beneficiary or, if no other person so designated survives the Participant or, if after checking his last known mailing address, the whereabouts of the person so designated are unknown and no claim is submitted to the Board by such person within one (1) year of the Participant's death, the Company shall deliver such Stock, if any, to the person who will receive the proceeds of the Participant's group term life insurance under the group term life insurance program maintained by the Company or a Subsidiary or, if none or if the where abouts of such person are unknown, to the personal representative of the Participant, if any has qualified within fifteen (15) months from the date of the Participant's death or, if no personal representative has so qualified, the Company, at the direction of the Board acting in its discretion, may deliver such Stock, if any, to any heirs at law of the Participant whose whereabouts are known by the Board. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest whatsoever in the Stock, if any, credited to the Participant und er this Plan.

         SECTION 8. Transferability. The right to receive Stock under the Plan may not be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by the Participant or any other person during his lifetime, and any attempt to do so shall be void and without effect.

         SECTION 9. Adjustment. The number of shares of Stock available to be awarded as a bonus pursuant to Section 2 of this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock available to be awarded as a bonus under Section 2 hereof in the event of any corporate transaction described in Section 424(a) of the Code. If any adjustment under this Section 9 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock available under this Plan shall be the next lower number of whole shares, rounding all fractions downward. An adjustment made under this Section 9 by the Board shall be conclusive and binding on all affected persons.


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         SECTION 10. Securities Registration.  The Company may postpone the time of delivery of certificates for shares of Stock for any period as the Company shall deem necessary or desirable to enable the Company to comply with the listing requirements of any securities exchange upon which the common stock of the Company may be listed, or the requirements of the Securities Act of 1933, as amended, or the 1934 Act, or any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state laws relating to authorization, issuance or sale of securities.

         SECTION 11. Amendment or Termination. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate.

         SECTION 12. Indemnification. A member of the Board serving on the Committee may be indemnified as represented in the Company's Articles of Incorporation and the Company's Bylaws and subject to the rules set forth therein.

         SECTION 13. Notices. All communications from a Participant to the Board under, or in connection with, this Plan shall be deemed to have been filed with the Board when actually received in the form specified by the Board at the location, or by the person, designated by the Board for the receipt of such communications.

         SECTION 14. Effective Date of Plan. The effective date of this Plan shall be the date that both the Board and the shareholders of the Company shall have approved the adoption of this Plan.

         SECTION 15. Miscellaneous. The headings to Sections in this Plan have been included for convenience of reference only. The masculine pronoun shall include the feminine and the singular the plural, whenever appropriate. This Plan shall be interpreted and construed in accordance with the laws of the State of Florida.


         IN WITNESS WHEREOF, the Company has caused the Reynolds, Smith and Hills, Inc. Amended and Restated 1991 Employee Stock Bonus Plan to be executed by its duly authorized officer pursuant to resolutions of the Board to be effective as of the 20th day of May 1997.

                                   REYNOLDS, SMITH AND HILLS, INC.



                                   By:       /s/ Leerie T. Jenkins, Jr.
                                   Name:     Leerie T. Jenkins, Jr.
                                   Title:    Chairman of the Board and
                                             Chief Executive Officer